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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 29, 2002

                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of registrant as Specified in Its Charter)

           Delaware                     1-12534                 72-1133047
 (State or Other Jurisdiction      (Commission File          (I.R.S. Employer
      of Incorporation)                 Number)             Identification No.)


363 N. Sam Houston Parkway E., Suite 2020
              Houston, Texas                                            77060
 (Address of Principal Executive Offices)                             (Zip Code)

       Registrant's Telephone Number, Including Area Code: (281) 847-6000



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Item 5.  Other Events

         On August 29, 2002, in connection with the recent offering by Newfield Exploration Company (the "Company") of $250 million of its 8 3/8% Senior Subordinated Notes due 2012 and its proposed acquisition of EEX Corporation, the Company, the Banks (as defined below) and the Agent (as defined below) amended the Credit Agreement dated as of January 23, 2001 among the Company, the Banks and the Agent, as amended, pursuant to the Third Amendment Agreement dated as of August 22, 2002 among the Company, the lenders named therein (the "Banks") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) as Agent (the "Agent").

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         10.1 Third Amendment Agreement dated as of August 22, 2002 among Newfield Exploration Company (the "Company"), the lenders named therein (the "Banks") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Agent (the "Agent"), to the Credit Agreement dated as of January 23, 2001 among the Company, the Banks and the Agent, as amended by the First Amendment Agreement dated as of January 31, 2001, the Second Amendment dated as of May 1, 2001 and the Letter Agreement dated as of March 7, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEWFIELD EXPLORATION COMPANY


                                       By: /s/ BRIAN L. RICKMERS
                                           -------------------------------------
                                           Brian L. Rickmers
                                           Controller
Dated:  September 27, 2002



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                                  EXHIBIT INDEX

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

     Exhibit No.                  Description
     -----------                  -----------

        10.1 Third Amendment Agreement dated as of August 22, 2002 among Newfield Exploration Company (the "Company"), the lenders named therein (the "Banks") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Agent (the "Agent"), to the Credit Agreement dated as of January 23, 2001 among the Company, the Banks and the Agent, as amended by the First Amendment Agreement dated as of January 31, 2001, the Second Amendment dated as of May 1, 2001 and the Letter Agreement dated as of March 7, 2002.
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